UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2023

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

968 Albany Shaker Road, Latham, New York	12110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 782-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PLUG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

On October 11, 2023, Plug Power Inc., a Delaware corporation (the “Company”), will host its fifth annual symposium in person at its Vista manufacturing facility in Slingerlands, New York starting at 8:30 a.m. Eastern Time. The symposium will also be made available to the public via webcast at https://event.on24.com/wcc/r/4314727/2414AADF6F3CCEF63D0AF4A96F378ABA?partnerref=PR. During the symposium, certain of the Company’s officers will provide a highlight of the Company’s business and certain of the Company’s officers and outside guest speakers will provide an overview of the hydrogen economy and the state of the industry.

A copy of the presentation that will be used at the symposium is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. A recording of the webcast and corresponding slides will be available on the Company's website for a period of time following the call. Replays from the breakout room sessions will be available at Plug Power - YouTube.

The information included in this Item 7.01, including Exhibit 99.1, of this Current Report on Form 8-K is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such future filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Title
99.1	Presentation of Plug Power Inc., dated October 11, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plug Power Inc.

Date: October 11, 2023	By:	/s/ Paul Middleton
	Name:	Paul Middleton
	Title:	Chief Financial Officer